EXHIBIT 10.19

SCHEDULE OF CHANGE OF CONTROL AGREEMENTS

The following have executed Change of Control Agreements substantially in the form of the agreement attached as Exhibit 10.9 to the Valero Energy Corporation Form 10-K for the year ended December 31, 2002.

Michael S. Ciskowski

S. Eugene Edwards

Joseph W. Gorder

Gregory C. King

Richard J. Marcogliese